UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): August 20, 2019

Turner Valley Oil & Gas, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

317 Sidney Baker South, Suite 400-264, Kerrville, Texas 78028

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 1-281-826-4289

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performance, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 2.02. Results of Operations and Financial Condition.

On August 20, 2020, the Company issued a press release announcing completion of preparation of OTC Pink Financial and Disclosure Statements for all quarterly and annual periods for 2019 and the first two quarterly periods of 2020. These financial and disclosure documents are found at the Company website and webpage as shown here: www.tvoginc.com/investorrelations/financial-disclosures/. The Company shall, at a later date, post these documents to OTC Markets upon satisfaction of all OTC Markets requirements under its pending Change of Control and OTCIQ applications.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on August 20, 2020 discussing the completion of the financial disclosures reference above.  A copy of this press release is provided herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on August 20, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Turner Valley Oil and Gas, Inc.

Dated: August 24, 2020	By:	/s/ James B. Smith
James B Smith,
Chief Executive Officer

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